Exhibit 99.1

INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE FISCAL YEAR AND FOURTH QUARTER ENDED JUNE 30, 2021

DENVER, CO., September 21, 2021 - InnovAge Holding Corp. (the “Company” or “InnovAge”) (Nasdaq: INNV), a market leading healthcare delivery platform for high-cost, dual-eligible seniors, announced financial results for its fiscal fourth quarter and full year ended June 30, 2021.

“The InnovAge team is excited to deliver strong fourth quarter financial results to end the year with approximately 6,850 participants, an increase of 7.4% year-over-year,” said Maureen Hewitt, President and Chief Executive Officer, of InnovAge.  “We produced $637.8 million of total revenues, an increase of approximately 12.5% compared to fiscal year 2020.  During the pandemic, we opened two new centers and we remain on track to open de novo centers in two new states in fiscal year 2023.  We also expanded our leadership team with the additions of Nicole D’Amato as Chief Legal Officer and Corporate Secretary, Eimile Tansey, Chief People Officer, and Olivia Patton, Chief Compliance Officer.”

Ms. Hewitt continued, “While COVID-19 impacted our business during fiscal year 2021, our team has done an outstanding job providing high quality, value-based care to our participants. We remain committed to ensuring our participants and employees are vaccinated against COVID-19 with a vaccination rate of 86% of participants and 90% of our employees to date.  Our top priority is the health of our participants and our goal is to enable our participants to have a richer, social experience through our centers, which we are enabling in the safest way possible.  We believe the landscape for future growth remains robust and we are pleased with the amount of federal and state legislative activity that we have seen in 2021. This is an exciting time to be a PACE provider and we continue to execute on our multi-faceted strategy of organic growth, de novo locations in existing and new states, and acquisitions.”

Financial Results

	Three Months Ended		Year Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

	in thousands, except percentages and per share amounts
Total revenues	$171,616	$152,492	$637,800	$567,192
Center-level Contribution Margin	48,033	45,456	174,080	141,304
Net Income (Loss)	6,315	11,978	(44,740)	25,765

Net Income (Loss) Attributable to InnovAge Holding Corp.	6,474	12,097	(43,986)	26,278
Net income (loss) per share - diluted	$0.05	$0.09	$(0.36)	$0.19

Adjusted EBITDA(1)	$19,348	$22,932	$85,333	$65,909
Adjusted EBITDA margin(1)	11.3%	15.4%	13.4%	11.7%

Fiscal Year 2021 Financial Highlights

●	Total revenue of $637.8 million in fiscal year 2021, up 12.4% compared to $567.2 million in fiscal year 2020
●	Center-level Contribution Margin of $174.1 million, up 23.2% year-over-year, and Center-level Contribution Margin as a percent of revenue of 27.3%, an increase of approximately 240 basis points year-over-year
●	Net loss attributable to InnovAge Holding Corp. of $44.0 million, or a loss of $0.36 per share, primarily due to the Apax transaction and the Company’s initial public offering on March 8, 2021
●	Net loss of $44.7 million, a decrease from net income of $25.8 million compared to fiscal year 2020
●	Adjusted EBITDA(1) of $85.3 million, an increase of 29.5% year-over-year compared to $65.9 million in fiscal year 2020
●	Census of approximately 6,850, an increase of 7.4% year-over-year; member months of approximately 79,430, an increase of 6.1% year-over-year; and ended the fiscal year with 18 centers in five states
●	Ended the fiscal year with $201.5 million in cash and cash equivalents and $84.6 million in debt on the balance sheet, representing debt under the Company’s senior secured term loan, convertible term loan and capital leases

Fiscal Fourth Quarter 2021 Financial Highlights

●	Total revenue of $171.6 million for the fiscal fourth quarter of 2021, up 12.5% compared to $152.5 million compared to the fourth quarter of 2020
●	Center-level Contribution Margin of $48.0 million, an increase of 5.7% year-over-year, and Center-level Contribution Margin as a percent of revenue of 28.0%
●	Net income attributable to InnovAge Holding Corp. of $6.5 million, or $0.05 per share compared to $12.1 million, or $0.09 per share in the fourth quarter of 2020
●	Net income of $6.3 million compared to net income of $12.0 million for the fourth quarter of 2020. The decrease was primarily the result of increased general and administrative expense and sales and marketing expenses, partially offset by lower interest expense.
●	Adjusted EBITDA(1) of $19.3 million, compared to $22.9 million in the fourth quarter of 2020

Additional Highlights

●	On track to open three de novo centers in two new states in fiscal year 2023 and two additional de novo centers within the next 24 months
●	Re-opened centers in Pennsylvania and Virginia based on loosening state restrictions and COVID-19 infection and vaccination rates resulting in all 18 centers receiving participants in the fourth quarter
●	Made an equity investment in telehealth platform Jetdoc for the development of a purpose-built virtual care and remote patient monitoring platform for our participants and caregivers
●	Achieved goal of having 90% of employees vaccinated for COVID-19, 96% of employees have received at least one dose, and 86% of participants are currently vaccinated
●	Performed more than 110,000 telehealth visits from the start of the pandemic in March 2020 through quarter end
●	Recently, three centers in Pennsylvania, four centers in Virginia and the New Mexico PACE center were recognized as Patient-Centered Medical Homes by the National Committee for Quality Assurance
●	InnovAge is a Great Place to Work-Certified™ company for the fourth consecutive year and the Company has continued to expand its strong leadership team with the addition of Nicole D’Amato as Chief Legal Officer and Corporate Secretary, Eimile Tansey, Chief People Officer, and Olivia Patton, Chief Compliance Officer

Full Fiscal Year 2022 Financial Guidance

	Low	High

	dollars in thousands
Census	7,500	7,750
Member Months	86,500	87,800

Total revenues	$712	$725
Adjusted EBITDA(1)	$60	$72

(1) Adjusted EBITDA is a non-GAAP measure. See “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures” for a definition of Adjusted EBITDA and a reconciliation to net income (loss), the most closely comparable GAAP measure. The Company is unable to provide guidance for net income (loss) or a reconciliation of the Company’s Adjusted EBITDA guidance because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. The Company’s inability to do so is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities and other one-time or exceptional items.

Conference Call

The Company will host a conference call this afternoon at 5:00 PM Eastern Time, which can be accessed by dialing +1 (833) 398-1024 for U.S. participants, or +1 (914) 987-7722 for international participants and referencing conference ID 3506946; or via a live audio webcast that will be available online at https://investor.innovage.com/investor-relations. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 12 months.

About InnovAge

InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors. Our mission is to enable seniors to age independently in their own homes for as long as possible. Our patient-centered care model meaningfully improves the quality of care our participants receive, while reducing over-utilization of high-cost care settings. InnovAge is at the forefront of value based senior healthcare and directly contracts with government payors, such as Medicare and Medicaid, to manage the totality of a participant’s medical care. InnovAge believes its healthcare model is one in which all constituencies — participants, their families, providers and government payors— “win.” As of June 30, 2021, InnovAge serves approximately 6,850 participants across 18 centers in five states. https://www.innovage.com/.

Investor Contact:

Ryan Kubota
rkubota@myinnovage.com

Forward-Looking Statements - Safe Harbor

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding our expectations to increase the number of participants we serve, to grow enrollment and capacity within existing centers, to build de novo centers, to expand into new geographies, to execute on tuck-in acquisitions, to recruit new participants and directly contract with government payors, quarterly or annual guidance, financial outlook, including future revenues and future earnings, expectation regarding legal proceedings or ongoing audits, reimbursement and regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on currently available information and our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the risk that the cost of providing services will exceed our compensation under PACE; (ii) the dependence of our revenues upon a limited number of government payors, particularly Medicare and Medicaid; (iii) the effects of rules governing the Medicare, Medicaid or PACE programs; (iv) reductions in PACE reimbursement rates or changes in the rules governing PACE programs; (v) the risk that our submissions to government payors may contain inaccurate or unsupportable information regarding risk adjustment scores of participants, which could cause us to overstate or understate our revenue and subjecting us to payment obligations and penalties; (vi) the impact on our business of non-renewal or termination of capitation agreements with government payors; (vii) the potential adverse impact of inspections, reviews, audits, investigations, legal proceedings, enforcement actions and litigation; (viii) the impact of state and federal efforts to reduce healthcare spending; (ix) the effects of a pandemic, epidemic or outbreak of an infectious disease, including the ongoing outbreak of the COVID-19 pandemic; (x) the effect of our relatively limited operating history as a for-profit company on investors’ ability to evaluate our current business and future prospects; (xi) the viability of our growth strategy and our ability to realize expected results; and (xii) our existing indebtedness and access to capital markets. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Prospectus, dated March 3, 2021 in connection with our IPO, our most recent Quarterly Report on Form 10-Q and our upcoming Annual Report on Form 10-K, as filed with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of operating performance monitored by management that are not defined under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss) and net income (loss) margin, respectively, as determined by GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA margin are appropriate measures of operating performance because the metrics eliminate the impact of revenue and expenses that do not relate to our ongoing business performance, allowing us to more effectively evaluate our core operating performance and trends from period to period. We believe that Adjusted EBITDA and Adjusted EBITDA margin help investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income (loss) and net income (loss) margin. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA. Our use of the term Adjusted EBITDA varies from others in our industry. We define Adjusted EBITDA as net income (loss) adjusted for interest expense, depreciation and amortization, and provision for income tax as well as addbacks for non-recurring expenses or exceptional items, including charges relating to management equity compensation, final determination of rates, M&A transaction and integration, business optimization, electronic medical record (EMR) transition, special employee bonuses, gain on consolidation of equity investee, financing-related fees and contingent consideration. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of our total revenue less any exceptional, one-time revenue items. For a full reconciliation of Adjusted EBITDA to the most closely comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1

InnovAge

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2021	2020

	in thousands
Assets
Current Assets
Cash and cash equivalents	$201,466	$112,904
Restricted cash	2,234	1,661
Accounts receivable, net of allowance ($4,350 – June 30, 2021 and $6,384 – June 30, 2020)	32,582	46,312
Prepaid expenses	9,249	4,311
Income tax receivable	5,401	1,743
Total current assets	250,932	166,931
Noncurrent Assets
Property and equipment, net	142,715	102,494
Investments	2,645	2,645
Deposits and other	3,877	3,003
Equity method investments	848	13,245
Goodwill	124,217	116,139
Other intangible assets, net	6,518	5,177
Total noncurrent assets	280,820	242,703
Total assets	$531,752	$409,634
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$32,361	$28,875
Reported and estimated claims	33,234	30,291
Due to Medicaid and Medicare	7,101	12,244
Current portion of long-term debt	3,790	1,938
Current portion of capital lease obligations	2,079	1,496
Contingent consideration	—	1,789
Total current liabilities	78,565	76,633
Noncurrent Liabilities
Deferred tax liability, net	15,700	9,282
Capital lease obligations	5,190	4,091
Other noncurrent liabilities	2,758	1,446
Long-term debt, net of debt issuance costs	71,574	210,432
Total liabilities	173,787	301,884
Commitments and Contingencies (See Note 12)
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of June 30, 2021 and 2020; 135,516,513 and 132,718,461 issued shares as of June 30, 2021 and June 30, 2020, respectively	136	133
Additional paid-in capital	323,760	36,338
Retained earnings	11,250	64,737
Less: Treasury stock; 0 and 102,030 shares of common stock at $0.0 and $1.89 per share as of June 30, 2021 and June 30, 2020, respectively	—	(193)
Total InnovAge Holding Corp.	335,146	101,015
Noncontrolling interests	22,819	6,735
Total stockholders’ equity	357,965	107,750
Total liabilities and stockholders’ equity	$531,752	$409,634

Schedule 2

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months Ended		Year Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

	in thousands, except per share amounts
Revenues
Capitation revenue	$171,028	$152,110	$635,322	$564,834
Other service revenue	588	382	2,478	2,358
Total revenues	171,616	152,492	637,800	567,192
Expenses
External provider costs	85,102	68,445	309,317	272,832
Cost of care, excluding depreciation and amortization	38,481	38,591	154,403	153,056
Center-level Contribution Margin	48,033	45,456	174,080	141,304
Sales and marketing	7,901	4,596	22,236	19,001
Corporate, general and administrative	26,432	16,064	132,333	58,481
Depreciation and amortization	3,032	2,981	12,294	11,291
Equity loss	—	475	1,343	678
Other operating expense	—	1,170	18,211	920
Total expenses	160,948	132,322	650,137	516,259
Operating Income (Loss)	10,668	20,170	(12,337)	50,933

Other Income (Expense)
Interest expense, net	274	(3,332)	(16,787)	(14,619)
Loss on extinguishment of debt	—	—	(14,479)	—
Gain on equity method investment	—	—	10,871	—
Other expense	(15)	54	(2,237)	(681)
Total other expense	259	(3,278)	(22,632)	(15,300)
Income (Loss) Before Income Taxes	10,927	16,892	(34,969)	35,633
Provision for Income Taxes	4,612	4,914	9,771	9,868
Net Income (Loss)	6,315	11,978	(44,740)	25,765
Less: net loss attributable to noncontrolling interests	(159)	(119)	(754)	(513)
Net Income (Loss) Attributable to InnovAge Holding Corp.	$6,474	$12,097	$(43,986)	$26,278

Weighted-average number of common shares outstanding - basic	135,516,513	132,616,431	123,618,702	132,616,431
Weighted-average number of common shares outstanding - diluted	135,517,753	135,233,630	123,618,702	135,233,630

Net income (loss) per share - basic	$0.05	$0.09	$(0.36)	$0.20
Net income (loss) per share - diluted	$0.05	$0.09	$(0.36)	$0.19

Schedule 3

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2021	2020

	in thousands
Operating Activities
Net income (loss)	$(44,740)	$25,765
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Loss on disposal of assets	18	1,039
Provision for uncollectible accounts	8,637	6,204
Depreciation and amortization	12,294	11,291
Gain on equity method investment	(10,871)	—
Loss on extinguishment of long-term debt	14,479	—
Amortization of deferred financing costs	1,056	550
Stock-based compensation	1,664	543
Deferred income taxes	6,418	3,173
Loss in equity of nonconsolidated entities	1,343	678
Change in fair value of warrants	2,264	—
Change in fair value of contingent consideration	—	920
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable, net	5,879	(1,202)
Prepaid expenses	(4,987)	(1,062)
Income tax receivable	(3,658)	1,952
Deposits and other	(874)	1,063
Accounts payable and accrued expenses	6,137	(1,013)
Reported and estimated claims	2,613	2,045
Due to Medicaid and Medicare	(5,220)	(8,120)
Deferred revenue	—	2
Net cash provided by (used in) operating activities	(7,548)	43,828
Investing Activities
Purchases of property and equipment	(17,541)	(11,844)
Proceeds from sales of property and equipment	—	169
Proceeds from net working capital settlements	—	1,129
Purchase of long term investment	—	(1,145)
Purchase of intangible assets	(2,000)	—
Net cash used in investing activities	$(19,541)	$(11,691)
Financing Activities
Distributions to owners	$(9,500)	$—
Capital contributions	20,000	—
Payments on capital lease obligations	(1,788)	(1,834)
Proceeds from long-term debt	375,000	25,000
Principal payments on long-term debt	(512,660)	(1,934)
Payment of financing costs and debt premiums	(14,896)	—
Proceeds from initial public offering of common stock	370,468	—
Treasury stock purchases	(77,603)	—
Payments under acquisition agreements	(3,622)	—
Payments related to option cancellation	(29,175)	—
Net cash provided by financing activities	116,224	21,232

INCREASE IN CASH, CASH EQUIVALENTS, & RESTRICTED CASH	89,135	53,369
CASH, CASH EQUIVALENTS & RESTRICTED CASH, BEGINNING OF PERIOD	114,565	61,196
CASH, CASH EQUIVALENTS & RESTRICTED CASH, END OF PERIOD	$203,700	$114,565

Supplemental Cash Flows Information
Interest paid	$18,030	$11,551
Income taxes paid	$7,048	$4,745
Property and equipment included in accounts payable	$1,327	$1,348
Property and equipment purchased under capital leases	$3,493	$1,399

Schedule 4

InnovAge

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

(UNAUDITED)

	Three Months Ended		Year Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

	in thousands

Net income (loss)	$6,315	$11,978	$(44,740)	$25,765
Interest expense, net	(274)	3,332	16,787	14,619
Depreciation and amortization	3,032	2,981	12,294	11,291
Provision for income tax	4,612	4,914	9,771	9,868
Stock-based compensation	562	136	1,664	543
Rate determination(a)	—	(3,173)	(2,158)	(3,372)
M&A diligence, transaction and integration(b)	4,273	177	67,606	2,718
Business optimization(c)	702	549	1,829	1,171
EMR implementation(d)	126	317	461	1,078
Special employee bonus(e)	—	551	—	1,278
Gain on consolidation of equity investee(f)	—	—	(10,871)	—
Financing-related(g)	—	—	14,479	30
Contingent consideration(h)	—	1,170	18,211	920
Adjusted EBITDA	$19,348	$22,932	$85,333	$65,909

(a)	For the year ended June 30, 2021, this reflects the CMS settlement payment of approximately $2.2 million related to end-stage renal disease beneficiaries for calendar years 2010 through 2020. For the three and twelve months ended June 30, 2020, this reflects the final determination of certain rates for capitation payments from the State of California, all of which we consider non-recurring.
(b)	For the year ended June 30, 2021, this primarily represents (i) $45.4 million related to the cancellation of options and the redemption of shares, including $3.2 million recognized during the fourth quarter of fiscal year 2021, and (ii) $13.1 million of transaction fees and expenses recognized in connection with the July 27, 2020 transaction between us, an affiliate of Apax Partners and our existing equity holders entering into a Securities Purchase Agreement.
(c)	Reflects charges related to business optimization initiatives. Such charges relate to one-time investments in projects designed to enhance our technology systems and improve the efficiency and effectiveness of our operations.
(d)	Reflects non-recurring expenses relating to the transition to a new electronic medical record vendor.
(e)	Reflects non-recurring special bonuses paid to certain of our employees of the Company relating to shareholder dividend transactions that occurred in fiscal years 2018 and 2019.
(f)	Reflects non-recurring expense related to the gain on consolidation of InnovAge California PACE-Sacramento, LLC.
(g)	Reflects fees and expenses incurred in connection with amendments to our credit agreements.
(h)	Reflects the contingent consideration fair value adjustment made during the reporting period associated with our acquisition of NewCourtland LIFE Program which closed during our fiscal year ended June 30, 2019.